UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2011
The Williams Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 918-573-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On September 19, 2011, The Williams Companies, Inc. (“Williams”) issued a press release which provided updated and new guidance for certain earnings and cash flow metrics for Williams and Williams Partners L.P. (the “Partnership”).
With respect to Williams, the press release provided, for the first time, 2012-13 guidance for adjusted earnings per share assuming Exploration & Production (“E&P”) separation and related exclusion of E&P results from Williams’ results from continuing operations. The press release also provided updated 2011 guidance for cash flow from continuing operations, including E&P. In addition, the press release introduced 2012-2013 cash flow from continuing operations guidance assuming separation of E&P.
With respect to the Partnership, the press release introduced guidance for 2013 distributable cash flow attributable to partnership operations and cash distribution coverage ratio and updated 2012 guidance for those metrics from guidance provided on August 3, 2011.
The press release and its accompanying reconciliation schedules are furnished herewith as Exhibit 99.1 and are incorporated herein in their entirety by reference.
The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01, Regulation FD Disclosure. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
     (a) None
     (b) None
     (c) None
     (d) Exhibits
Exhibit 99.1	Press release dated September 19, 2011 and its accompanying schedules.

     Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.
Date: September 19, 2011	By:	/s/ William H. Gault
		Name:	William H. Gault
		Title:	Assistant Corporate Secretary

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
Exhibit 99.1	Press release dated September 19, 2011 and its accompanying schedules.

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